UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2023

EARGO, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39616	27-3879804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2665 North First Street, Suite 300 San Jose, California	95134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 351-7700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, $0.0001 par value per share	EAR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 11, 2023, Eargo, Inc. (the “Company”) entered into an Office Lease (the “Lease”) with Nashland TT, LP (the “Landlord”) for office space (the “Leased Premises”) located at 565 Marriott Drive, Nashville, TN 37214 (the “Property”).

The initial term of the Lease commences on the later of (i) April 1, 2023 or (ii) the date of substantial completion of certain tenant improvements in accordance with the Lease (the “Commencement Date”).  The initial term of the Lease will extend 76 months from the Commencement Date, unless earlier terminated in accordance with the Lease.  The Company will have the right to extend the term of the Lease for one additional 5-year term (the “Renewal Term”).

Under the Lease, the Company will lease approximately 17,572 square feet at the Property.  The Company’s base rent of $474,444 per year will increase 3% annually over the course of the Lease.  If exercised, rent during the Renewal Term will be at the market rate as defined in the Lease.  In addition, the Company will pay its pro rata share of operating expenses, property taxes, and insurance premiums for the Property over a base year of 2023.  The Company’s obligations for such increases will be determined annually.

The foregoing description of the terms of the Lease does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The representations, warranties and covenants contained in the Lease were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Lease, and may be subject to limitations agreed upon by the contracting parties.  Accordingly, the Lease is incorporated herein by reference only to provide investors with information regarding the terms of the Lease, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Office Lease, dated January 11, 2023, by and between Eargo, Inc. and Nashland TT, LP.
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARGO, INC.

Date: January 13, 2023	By:	/s/ Adam Laponis
Adam Laponis
Chief Financial Officer